Exhibit 10.2

Final

FORM OF SUBSCRIPTION AGREEMENT

EQV Ventures Acquisition Corp.

1090 Center Drive

Park City, UT 84098

Ladies and Gentlemen:

This Subscription Agreement (this “Subscription Agreement”) is being entered into as of the date set forth on the signature page hereto, by and between EQV Ventures Acquisition Corp., a Cayman Islands exempted company, which shall be domesticated as a Delaware corporation prior to the Transaction Closing (as defined herein) (“SPAC”), Prometheus PubCo Inc., a Delaware corporation (“Pubco”) and the undersigned investor (the “Investor”), in connection with the Business Combination Agreement, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among SPAC, Pubco, Presidio Investment Holdings LLC, a Delaware limited liability company (the “Target”), Prometheus PubCo Merger Sub Inc., a Delaware corporation (“EQV Merger Sub”), EQV Holdings LLC, a Delaware limited liability company (“Prometheus Merger Sub”) and the other parties thereto, pursuant to which, among other things, EQV Merger Sub will merge with and into SPAC, with SPAC as the surviving company in the merger and with SPAC shareholders receiving one share of Class A common stock, par value $0.0001 per share, of Pubco (“Pubco Class A Common Stock”) for each Class A ordinary share, par value $0.0001 per share (“Class A Share”), of SPAC held by such shareholder, in accordance with the terms of the Business Combination Agreement, and, after giving effect to such merger, the SPAC will become a wholly owned subsidiary of Pubco, following which, Prometheus Merger Sub will merge and into the Target, with the Target as the surviving company in the merger, all on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with applicable law (the transactions contemplated by the Business Combination Agreement, including the merger, the “Transaction”). In connection with the Transaction, SPAC and Pubco are seeking commitments from interested investors to purchase, following the Domestication (as defined below) and prior to the Transaction Closing, shares of Pubco Class A Common Stock (the “Shares”), in a private placement for a purchase price of $10.00 per share (the “Per Share Purchase Price”). On or about the date of this Subscription Agreement, SPAC and Pubco are entering into subscription agreements (the “Other Subscription Agreements,” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other investors (the “Other Investors,” and together with the Investor, the “Investors”), pursuant to which the Investors have agreed to purchase on the closing date of the Transaction, inclusive of the Shares subscribed for by the Investor, an aggregate amount of up to 8,750,000 Shares, at the Per Share Purchase Price. The aggregate purchase price to be paid by the Investor for the subscribed Shares (as set forth on the signature page hereto) is referred to herein as the “Subscription Amount.”

Prior to the Transaction Closing (and as more fully described in the Business Combination Agreement), SPAC will domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Part XII of the Cayman Islands Companies Act (As Revised) (the “Domestication”).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each party hereto hereby acknowledges and agrees as follows:

1. Subscription. The Investor hereby irrevocably subscribes for and agrees to purchase from Pubco the number of Shares set forth on the signature page of this Subscription Agreement, on the terms and subject to the conditions provided for herein. The Investor acknowledges and agrees that, as a result of the Domestication, the Shares that will be purchased by the Investor and issued by Pubco pursuant to this Subscription Agreement shall be shares of common stock in a Delaware corporation (and not, for the avoidance of doubt, ordinary shares in a Cayman Islands exempted company).

2. Closing. The closing of the sale of the Shares contemplated hereby (the “Closing”) is contingent upon the consummation of the Domestication and the substantially concurrent consummation of the Transaction (the “Transaction Closing”). The Closing shall occur substantially concurrently with and be conditioned upon the effectiveness of, the Transaction. Upon delivery of written notice from (or on behalf of) Pubco to the Investor (the “Closing Notice”), that Pubco reasonably expects all conditions to the Transaction Closing to be satisfied or waived on a date that is not less than six business days from the date on which the Closing Notice is delivered to the Investor, the Investor shall deliver to Pubco, at least three business days prior to the date of the Transaction Closing specified in the Closing Notice (the “Closing Date”), (i) the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account(s) specified by Pubco in the Closing Notice and (ii) any other information that is reasonably requested in the Closing Notice in order for the Shares to be issued to the Investor, including, without limitation, the legal name of the person in whose name such Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. On the Closing Date, Pubco shall (x) confirm to the Investor in writing that all conditions to the Closing have been satisfied or waived, and (y) issue and deliver the number of Shares set forth on the signature page to this Subscription Agreement to the Investor (free and clear of any liens or other restrictions whatsoever (other than those arising under securities laws)) and subsequently such Shares shall be registered in book entry form in the name of the Investor on Pubco’s share register; provided, however, that the obligation to issue the Shares to the Investor is contingent upon Pubco having received the Subscription Amount in full accordance with this Section 2; provided, further, that, if the Shares to be issued to the Investor by Pubco shall cause Investor’s beneficial ownership of Pubco immediately after Closing to exceed 9.9% (as calculated pursuant to Section 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), Pubco shall issue to the Investor up to a number of Shares for which it subscribed such that, after giving effect to such issuance, the Investor’s beneficial ownership of Pubco as calculated pursuant to Section 13d-3 of the Exchange Act shall not exceed 9.9% of the outstanding Shares at Closing (after giving effect to the redemption of any Shares in connection with Closing), in which case, Pubco shall return the applicable Subscription Amount to the Investor.

If the Closing does not occur within 10 business days following the Closing Date specified in the Closing Notice, Pubco shall promptly (but not later than three business days thereafter) return the Subscription Amount in full to the Investor; provided that, unless this Subscription Agreement has been terminated pursuant to Section 8 hereof, such return of funds shall not terminate this Subscription Agreement or relieve the Investor of its obligations to purchase the Shares at the Closing upon the delivery by Pubco of a subsequent Closing Notice in accordance with this Section 2. For purposes of this Subscription Agreement, “business day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

3. Closing Conditions.

a. The obligation of the parties hereto to consummate the purchase and sale of the Shares pursuant to this Subscription Agreement is subject to the satisfaction, or valid waiver by each of the parties in writing, by SPAC and Pubco, on the one hand, and Investor, on the other, of the following conditions:

(i) no applicable governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and

(ii) no suspension of the qualification of the Shares for offering or sale or trading in any applicable jurisdiction, or any proceedings for any of such purposes, shall be ongoing; and

(iii) (A) all conditions precedent to the Transaction Closing contained in the Business Combination Agreement shall have been satisfied (as determined by the parties to the Business Combination Agreement and other than those conditions under the Business Combination Agreement which, by their nature, are to be fulfilled at the Transaction Closing, including to the extent that any such condition is dependent upon the consummation of the purchase and sale of the Shares pursuant to this Subscription Agreement) or waived according to the terms of the Business Combination Agreement and (B) the Transaction Closing shall occur concurrently with or on the same date as the Closing.

b. The obligation of Pubco to consummate the issuance and sale of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction (or valid waiver by Pubco in writing) of the following conditions:

(i)  all representations and warranties of the Investor contained in this Subscription Agreement are true and correct in all material respects at and as of the Closing (except for representations and warranties qualified by materiality, which shall be true and correct in all respects and those representations and warranties that speak as of a specified earlier date, which shall be so true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing; and

(ii) all obligations, covenants and agreements of the Investor required to be performed by it at or prior to the Closing shall have been performed in all material respects.

c. The obligation of the Investor to consummate the purchase of the Shares pursuant to this Subscription Agreement shall be subject to the satisfaction (or valid waiver by the Investor in writing) of the following conditions:

(i) all representations and warranties of SPAC and Pubco contained in this Subscription Agreement shall be true and correct in all material respects at and as of the Closing (other than (A) representations and warranties that are qualified as to materiality or SPAC Material Adverse Effect or Pubco Material Adverse Effect (each as defined herein), which representations and warranties shall be true in all respects and (B) those representations and warranties that speak as of a specified earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by SPAC and Pubco of each of the representations and warranties of SPAC and Pubco, as applicable, contained in this Subscription Agreement as of the Closing;

(ii) all obligations, covenants and agreements of each of SPAC and Pubco required by this Subscription Agreement to be performed by it at or prior to the Closing shall have been performed in all material respects, as applicable; [and]

(iii) the Shares shall have been approved for listing on the New York Stock Exchange or the Nasdaq, subject to official notice of issuance[.][; and]

(iv) [(A) on or before the Closing Date, the due execution and delivery by Presidio Finance LLC of a duly authorized amendment agreement in the form attached hereto as Exhibit A (the “Amendment Agreement”) between    and Presidio Finance LLC, and (B) contemporaneously with the Closing, the receipt by    from Presidio Finance LLC, or its designee, of the Fixed Price Consideration (as defined in the Amendment Agreement)].

4.  Further Assurances. At or prior to the Closing, the parties hereto shall execute and deliver, or cause to be executed and delivered, such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

5.  Representations and Warranties of SPAC and Pubco.

a. SPAC represents and warrants to the Investor that:

(i) As of the date hereof, SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SPAC has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, the Other Subscription Agreements and the Business Combination Agreement (collectively, the “Transaction Documents”). As of the Closing, following the Domestication, SPAC will be duly incorporated, validly existing as a corporation and in good standing under the laws of the State of Delaware.

(ii)  As of the date hereof, the authorized share capital of SPAC consists of (i) 300,000,000 of SPAC’s Class A Shares, (ii) 30,000,000 of SPAC’s Class B ordinary shares, par value $0.0001 per share (the “Class B Shares”) and (iii) 1,000,000 of SPAC’s preference shares, par value of $0.0001 per share (the “Preference Shares”). As of the date hereof, (i) 35,822,500 Class A Shares are issued and outstanding, (ii) 8,750,000 Class B Shares are issued and outstanding and (iii) 11,887,499 warrants to acquire Class A Shares are outstanding. All (1) issued and outstanding Class A Shares and Class B Shares have been duly authorized and validly issued, are fully paid and are non-assessable and (2) outstanding warrants have been duly authorized and validly issued. Except as set forth below and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Class A Shares, Class B Shares or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SPAC has no subsidiaries, other than Pubco, EQV Merger Sub, Prometheus Merger Sub, and EQV Resources MergeCo LLC, a Delaware limited liability company (“EQVR Merger Sub”) and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC is a party or by which it is bound relating to the voting of any securities of SPAC, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

(iii) This Subscription Agreement has been duly authorized, executed and delivered by SPAC and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor and Pubco, this Subscription Agreement is enforceable against SPAC in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(iv) The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Shares and the compliance by SPAC with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC or any of its subsidiaries is a party or by which SPAC or any of its subsidiaries is bound or to which any of the property or assets of SPAC is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of SPAC to timely comply in all material respects with the terms of this Subscription Agreement (a “SPAC Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of SPAC after giving effect to the Domestication; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC or any of its properties that would reasonably be expected to have a SPAC Material Adverse Effect.

(v)  As of their respective dates, all reports (the “SEC Reports”) required to be filed by SPAC with the U.S. Securities and Exchange Commission (the “SEC”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of SPAC included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of SPAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Investor via the SEC’s EDGAR system. To the knowledge of SPAC, there are no material outstanding or unresolved comments in comment letters received by SPAC from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports as of the date hereof.

(vi)  No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any Other Investor than Investor hereunder, other than with respect to the transfer to any investor of securities of SPAC or Pubco by existing securityholders of SPAC or Pubco, which may be effectuated as a forfeiture to SPAC and reissuance, pursuant to those certain Securities Contribution and Transfer Agreements, dated the date hereof, providing for the forfeiture of up to an aggregate of 1,130,000 Class B Shares by EQV Ventures Sponsor LLC, and reissuance of up to an aggregate of 1,130,000 shares of Pubco Class A Common Stock by Pubco in connection with the Transaction Closing (the “Reissuance”). There are no agreements, arrangements or understandings providing any Other Investor with the right to purchase shares of Pubco Class A Common Stock or Class A Shares for an implied purchase price per share of less than $9.20, except for the avoidance of doubt, with respect to the Series A Preferred Investment (as defined in the Business Combination Agreement).

(vii)  Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, SPAC is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC of this Subscription Agreement, other than (i) filings with the SEC, including the Registration Statement (as defined below), (ii) filings required by applicable state or federal securities laws, (iii) filings required in accordance with this Subscription Agreement, (iv) filings required to consummate the Transaction as provided under the Business Combination Agreement, (v) filings, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect and (vi) those required by the Securities Exchange (as defined in the Business Combination Agreement).

(viii)  Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a SPAC Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of SPAC, threatened in writing against SPAC or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against SPAC.

(ix)  As of the date hereof, the issued and outstanding Class A Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE under the symbol “EQV” (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in SPAC’s filings with the SEC, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Class A Shares or, when issued, the Shares on NYSE or the Securities Exchange, as applicable, or to deregister the Class A Shares or, when registered and issued in connection with the Domestication, the Shares, under the Exchange Act. SPAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act, other than in connection with the Domestication and subsequent registration under the Exchange Act of the Shares.

(x) Neither SPAC nor any of its subsidiaries, nor to the knowledge of SPAC, any of their respective directors, officers, agents, employees or controlled affiliates (each of the foregoing persons, together with SPAC and its subsidiaries, a “SPAC Person”) is: (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program; (ii) (A) to SPAC’s knowledge, owned, directly or indirectly, or (B) controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Sanctioned Person”). If requested, SPAC agrees and is permitted to provide law enforcement agencies such records as required by applicable law.

(xi) The written disclosure furnished by or on behalf of SPAC to Investor regarding SPAC, Target, the Transaction and the transactions contemplated hereby, including without limitation the Investor Presentation dated June 2025 (the “Investor Presentation”), but excluding any forward-looking statements or projected financial information contained therein, as of the date of such Investor Presentation or as of the date furnished to the Investor with respect to other information, was true and correct in all material respects. The forward-looking statements or projected financial information contained in the Investor Presentation (subject to the disclaimers and qualifiers set forth therein) were prepared in good faith on a reasonable basis based on the information then available to SPAC and Target.

(xii) Other than the PIPE Placement Agent (as defined below) and Cantor Fitzgerald & Co. (the “Series A Placement Agent”), SPAC has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and SPAC is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the PIPE Placement Agent or the Series A Placement Agent.

b. Pubco represents and warrants to the Investor that:

(i) As of the date hereof, Pubco is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware (to the extent such concept exists in such jurisdiction). Pubco has all power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under the Transaction Documents.

(ii) As of the date hereof, the authorized share capital of Pubco consists of (i) 100 shares of common stock, par value $0.01 per share, and which shares are duly authorized and validly issued, are fully paid and are non-assessable. As of the Closing, the Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor in accordance with the terms of this Subscription Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under Pubco’s certificate of incorporation (as adopted on the Closing Date) or under the Corporation Law of the State of Delaware. Except as set forth below and pursuant to the Other Subscription Agreements, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Pubco any Shares or other equity interests in Pubco, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, Pubco has no subsidiaries, other than EQV Merger Sub and EQVR Merger Sub, and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which Pubco is a party or by which it is bound relating to the voting of any securities of Pubco, other than as contemplated by the Business Combination Agreement.

(iii) This Subscription Agreement has been duly authorized, executed and delivered by Pubco and, assuming that this Subscription Agreement constitutes the valid and binding agreement of the Investor, this Subscription Agreement is enforceable against Pubco in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(iv) The execution, delivery and performance of the Transaction Documents and the issuance and sale of the Shares and the compliance by Pubco with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Pubco or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Pubco or any of its subsidiaries is a party or by which Pubco or any of its subsidiaries is bound or to which any of the property or assets of Pubco is subject that would reasonably be expected to materially affect the validity of the Shares or the legal authority of Pubco to timely comply in all material respects with the terms of this Subscription Agreement (a “Pubco Material Adverse Effect”); (ii) result in any violation of the provisions of the organizational documents of Pubco after giving effect to the Transaction Closing; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Pubco or any of its properties that would reasonably be expected to have a Pubco Material Adverse Effect.

(v) No Other Subscription Agreement includes terms and conditions that are materially more advantageous to any Other Investor than Investor hereunder, other than with respect to the Reissuance. There are no agreements, arrangements or understandings providing any Other Investor with the right to purchase shares of Pubco Class A Common Stock or Class A Shares for an implied purchase price per share of less than $9.20, except for the avoidance of doubt, with respect to the Series A Preferred Investment (as defined in the Business Combination Agreement).

(vi) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by Pubco to the Investor hereunder. The Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(vii) Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, Pubco is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by Pubco of this Subscription Agreement (including, without limitation, the issuance of the Shares), other than (i) filings with the SEC, including the Registration Statement (as defined below), (ii) filings required by applicable state or federal securities laws, (iii) filings required in accordance with this Subscription Agreement, (iv) filings required to consummate the Transaction as provided under the Business Combination Agreement, (v) filings, the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Pubco Material Adverse Effect and (vi) those required by the Securities Exchange (as defined in the Business Combination Agreement).

(viii) Pubco is not, and immediately after receipt of payment for the Shares and prior to the closing of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(ix) Except for such matters as have not had and would not be reasonably likely to have, individually or in the aggregate, a Pubco Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of Pubco, threatened in writing against Pubco or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against Pubco.

(x) Neither Pubco nor any of its subsidiaries, nor to the knowledge of Pubco, any of their respective directors, officers, agents, employees or controlled affiliates is a Sanctioned Person. If requested, Pubco agrees and is permitted to provide law enforcement agencies such records as required by applicable law.

(xi) The written disclosure furnished by or on behalf of Pubco to Investor regarding Pubco, Target, the Transaction and the transactions contemplated hereby, including without limitation the Investor Presentation, but excluding any forward-looking statements or projected financial information contained therein, as of the date of such Investor Presentation or as of the date furnished to the Investor with respect to other information, was true and correct in all material respects. The forward-looking statements or projected financial information contained in the Investor Presentation (subject to the disclaimers and qualifiers set forth therein) were prepared in good faith on a reasonable basis based on the information then available to Pubco and Target.

(xii) Other than the PIPE Placement Agent and the Series A Placement Agent, Pubco has not engaged any broker, finder, commission agent, placement agent or arranger in connection with the sale of the Shares, and Pubco is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the PIPE Placement Agent or the Series A Placement Agent.

6.  Investor Representations and Warranties. The Investor represents and warrants to SPAC and Pubco that:

a. The Investor, or each of the funds managed by or affiliated with the Investor for which the Investor is acting as nominee, as applicable, (i) is a “qualified institutional buyer” (as defined in Rule 144A promulgated under the Securities Act), or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) of Regulation D under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A hereto, (ii) is acquiring the Shares only for his, her or its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, the Investor has full investment discretion with respect to each such account, and has the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. As of the date hereof, the Investor has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Shares. The Investor has completed Schedule A following the signature page hereto and the information contained therein is accurate and complete. The Investor is not an entity formed for the specific purpose of acquiring the Shares, unless such newly formed entity is an entity in which all of the investors are institutional accredited investors, and is an “institutional account” as defined by FINRA Rule 4512(c). The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exempt from registration under the Securities Act and is acquiring the Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

b. [The Investor (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the Investor understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).] [The Investor (i) is a “family office” under Rule 202(a)(11)(G)-1 under the Investment Advisors Act of 1940, (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares. Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1).]

c. The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the offer and sale of the Shares has not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with any exemption therefrom and that any book entries representing the Shares shall contain a restrictive legend to such effect. The Investor acknowledges and agrees that the Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges and agrees that the Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the date that Pubco files a Current Report on Form 8-K following the Closing that includes the “Form 10” information required under applicable SEC rules and regulations. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

d. The Investor acknowledges and agrees that the Investor is purchasing the Shares directly from Pubco. The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of SPAC, Pubco, the Target, TD Securities (USA) LLC (the “PIPE Placement Agent”), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of SPAC and Pubco expressly set forth in this Subscription Agreement.

e. The Investor’s acquisition and holding of the Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, as amended, or any applicable similar law.

f. The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Shares, including, with respect to SPAC and Pubco, the Transaction and the business of the Target and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed or had the opportunity to review the SEC Reports and other information as the Investor has deemed necessary to make an investment decision with respect to the Shares. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares, including but not limited to access to marketing materials and information about the Target and its financial condition, results of operations, business, properties, management and prospects sufficient, in the Investor’s judgment, to enable the Investor to evaluate its investment. The Investor acknowledges that as part of the Transaction, SPAC expects to file a registration statement under the Securities Act, including a preliminary prospectus and proxy statement, which contains additional information about the Transaction, the Target, Pubco and SPAC. The Investor acknowledges that the Investor has not relied on any such registration statement and preliminary prospectus in making any investment decision. The Investor acknowledges that SPAC, Pubco and the Target offered to make certain non-public information available to the Investor subject to customary trading restrictions and non-disclosure requirements. The Investor acknowledges that certain information provided by the Target was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The Investor further acknowledges that he, she or it has reviewed or had the full opportunity to review all disclosure documents provided to such Investor in the offering of the Shares and no statement or printed material which is contrary to such disclosure documents has been made or given to the Investor by or on behalf of SPAC, Pubco or the Target.

g. The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and SPAC, Pubco, the Target or a representative of SPAC, Pubco or the Target, and the Shares were offered to the Investor solely by direct contact between the Investor and SPAC, Pubco, the Target or a representative of SPAC, Pubco or the Target. The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means and none of the SPAC, Pubco the Target, the PIPE Placement Agent or their respective representatives or any person acting on behalf of any of them was engaged by Investor to act as investment advisor, broker or dealer to the Investor. The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

h. The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including but not limited to those set forth in the SEC Reports. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision and the Investor has made its own assessment and has satisfied itself concerning relevant tax and other economic considerations relative to its purchase of the Shares. The Investor will not look to the PIPE Placement Agent, any of its affiliates or any of its control persons, officers, directors, employees, partners, agents or representatives for all or part of any such loss or losses the Investor may suffer, is able to sustain a complete loss on its investment in the Shares, has no need for liquidity with respect to its investment in the Shares and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Shares.

i. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in Pubco. The Investor acknowledges specifically that a possibility of total loss exists.

j. In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor. Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of the PIPE Placement Agent or any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing concerning SPAC, Pubco, the Target, the Transaction, the Business Combination Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

k. The Investor acknowledges that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

l. The Investor, if not an individual, has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

m. The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding obligation of SPAC and Pubco, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

n. The execution, delivery and performance of this Subscription Agreement, the purchase of the Shares, the compliance by the Investor with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated in this Subscription Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor pursuant to the terms of: (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Investor is a party or by which the Investor is bound or to which any of the property or assets of the Investor is subject; (ii) the organizational documents of the Investor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on the Investor’s ability to consummate the transactions contemplated in this Subscription Agreement, including the purchase of the Shares.

o. The Investor is not: (i) a person or entity named on the OFAC List, or a person or entity prohibited by any OFAC sanctions program; (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People Republic or any other country or territory embargoed or subject to substantial trade restrictions by the United States; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (each of the foregoing, a “Prohibited Investor”). If requested, the Investor agrees and is permitted to provide law enforcement agencies such records as required by applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), to the extent required, the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

p. The Investor acknowledges that neither the PIPE Placement Agent, nor any of its affiliates nor any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing have made any independent investigation with respect to SPAC, Pubco, the Target or their respective subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by SPAC or Pubco.

q. In connection with the issue and purchase of the Shares, the PIPE Placement Agent has not acted as the Investor’s financial advisor or fiduciary.

r. The Investor has or has commitments to have, and when required to deliver payment to Pubco pursuant to Section 2 of this Subscription Agreement, will have, sufficient immediately available funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

s. As of the date hereof, the Investor does not have, and during the 30 day period immediately prior to the date hereof the Investor has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the SPAC.

t. The Investor is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the SPAC (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than a group consisting solely of the Investor and its affiliates.

7.  Registration Rights.

a. In the event that the Shares are not registered in connection with the consummation of the Transaction, Pubco agrees that, within thirty (30) calendar days after the Transaction Closing Date (the “Filing Deadline”), it will use commercially reasonable efforts to file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) seventy-five (75) calendar days after the filing thereof (or one hundred and five (105) calendar days after the filing thereof if the SEC notifies Pubco that it will “review” the Registration Statement) and (ii) ten (10) business days after Pubco is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date set forth in the foregoing clauses (i) and (ii), the “Effectiveness Date”). Pubco agrees to cause such Registration Statement, or another shelf registration statement that includes the Shares to be sold pursuant to this Subscription Agreement, to remain effective until the earliest of (i) the second anniversary of the Effectiveness Date of the Registration Statement registering all Shares for resale by the Investor, (ii) the date on which the Investor ceases to hold any Shares issued pursuant to this Subscription Agreement, or (iii) on the first date on which the Investor is able to sell all of its Shares issued pursuant to this Subscription Agreement (or shares received in exchange therefor) under Rule 144 without the public information, volume or manner of sale limitations of such rule (such earliest date set forth in the foregoing clauses (i), (ii), and (iii), the “End Date”). Any failure by Pubco to file the Registration Statement by the Filing Deadline or to have such Registration Statement declared effective by the Effectiveness Date shall not otherwise relieve Pubco of its obligations to file the Registration Statement or cause the Registration Statement to become or be declared effective as set forth in this Section 7. The Investor agrees to disclose its ownership to Pubco upon request to assist it in making the determination with respect to Rule 144 described in clause (iii) above. Pubco will provide a draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. In no event shall the Investor be identified as a statutory underwriter in the Registration Statement unless in response to a comment or request from the staff of the SEC or another regulatory agency; provided, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw its Shares from the Registration Statement. Notwithstanding the foregoing, if the SEC prevents Pubco from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders. Pubco may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form S-3 after Pubco becomes eligible to use such Form S-3. In the event Pubco amends the Registration Statement in accordance with the foregoing, Pubco will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC, one or more registration statements to register the resale of those Shares that were not registered on the initial Registration Statement to a Registration Statement, as so amended.

b. The Investor acknowledges and agrees that Pubco may suspend the use of any such registration statement if it determines that in order for such registration statement not to contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of Pubco or would require premature disclosure of information that would adversely affect Pubco that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided, that, (I) Pubco shall not so delay filing or so suspend the use of the Registration Statement for a period of more than thirty (30) consecutive days in any one instance or more than a total of one hundred and twenty (120) calendar days in any three hundred sixty (360) day period and (II) Pubco shall use commercially reasonable efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter.

c. If so directed by Pubco, the Investor will destroy all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus (A) in order to comply with applicable legal or regulatory requirements or (B) in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up. Pubco’s obligations to include the Shares issued pursuant to this Subscription Agreement (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to Pubco such information regarding the Investor, the securities of Pubco held by the Investor and the intended method of disposition of such Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by Pubco to effect the registration of such Shares, and shall execute such documents in connection with such registration as Pubco may reasonably request that are customary of a selling shareholder in similar situations. Pubco shall file the final prospectus to the Registration Statement, as applicable, under Rule 424 of the Securities Act within three (3) business days of its receipt of notification from the SEC that such Registration Statement has been declared effective by the SEC.

d. Prior to the End Date, Pubco shall advise the Investor within five (5) business days (at Pubco’s expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iv) of the receipt by Pubco of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (v) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to Section 7(b)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Pubco shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (v) above, except for such times as Pubco is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, Pubco shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will promptly discontinue offers and sales of the Shares using a Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (v) and receives notice that any post-effective amendment has become effective or unless otherwise notified by Pubco that it may resume such offers and sales. If so directed by Pubco, the Investor will deliver to Pubco or, in the Investor’s sole discretion destroy, all copies of the prospectus covering the Shares in the Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

e. With a view to making available to the Investor the benefits of Rule 144 that may, at such times as Rule 144 is available to shareholders of the Company, permit the Investors to sell securities of the Company to the public without registration, Pubco agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144;

(ii) file with the SEC in a timely manner all reports and other documents required of Pubco under the Securities Act and the Exchange Act so long as Pubco remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(iii)   furnish to the Investor so long as such Investor owns the Shares acquired hereunder, within two (2) business days following its receipt of a written request, (A) a written statement by Pubco, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Pubco and such other reports and documents so filed by Pubco (it being understood that the availability of such report on the SEC’s EDGAR system shall satisfy this requirement) and (C) such other information as may be reasonably requested in writing to permit the Investor to sell such securities pursuant to Rule 144 without registration.

f. In addition, in connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, Pubco shall cause the transfer agent for the Shares (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Shares and make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Investor, provided that Pubco and the Transfer Agent have timely received from the Investor customary representations and other documentation reasonably acceptable to Pubco and the Transfer Agent in connection therewith. Subject to receipt from the Investor by Pubco and the Transfer Agent of customary representations and other documentation reasonably acceptable to Pubco and the Transfer Agent in connection therewith, including, if required by the Transfer Agent, an opinion of Pubco’s counsel, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, the Investor may request that Pubco remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares (i) (x) are subject to or (y) have been or are about to be sold or transferred pursuant to an effective registration statement, (ii) have been or are about to be sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision without volume or manner-of-sale restrictions applicable to the sale or transfer of such Shares. If restrictive legends are no longer required for such Shares pursuant to the foregoing, Pubco shall, in accordance with the provisions of this section and within two (2) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Shares. Pubco shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

g.  Indemnification

(i)  Pubco agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, and officers, employees, and agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all out-of-pocket losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) arising out of or relating to any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by or on behalf of the Investor expressly for use therein.

(ii)  The Investor agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless Pubco, its directors and officers and agents and each person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable and documented attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. Investor’s indemnification obligations shall not apply to amounts paid in settlement of any action if such settlement is effected without the prior written consent of the Investor.

(iii) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its written consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Shares purchased pursuant to this Subscription Agreement.

(v) If the indemnification provided under this Section 7(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(g) from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 7(g)(v) by any seller of Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

(vi)  SPAC and Pubco shall be jointly and severally liable to the Investor in respect of SPAC’s and Pubco’s respective representations, warranties, covenants and other agreements under the Subscription Agreement.

8. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of each of the parties hereto, and the Target to terminate this Subscription Agreement, or (c) 30 days after the Outside Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date (provided, that the automatic termination of this Subscription Agreement pursuant to this clause (c) shall not apply if the Investor’s breach of any of its covenants or obligations under this Subscription Agreement (or if an affiliate of the Investor is one of the Other Investors under an Other Subscription Agreement, and such Other Investor’s breach of any of its covenants or obligations under the Other Subscription Agreement), either individually or in the aggregate, shall have proximately caused the failure of the consummation of the Transaction on or before the Outside Date) (the termination events described in clauses (a)–(c) above, collectively, the “Termination Events”). Nothing in this Subscription Agreement will relieve any party from liability for any willful breach hereof prior to the time of termination. Each party will be entitled to any remedies at law or in equity to recover out-of-pocket losses, liabilities or damages arising from any such willful breach. SPAC shall promptly notify the Investor in writing of the termination of the Business Combination Agreement after the termination of such agreement. Upon the occurrence of any Termination Event, this Subscription Agreement shall be void and of no further effect (except that the provisions of Section 7(e), this Section 8, Section 9 through 11 and Section 13 of this Subscription Agreement will survive any termination of the Subscription Agreement and continue indefinitely). Following the Termination Event, any monies paid by the Investor to Pubco in connection herewith shall promptly (and in any event within one (1) business day) following the Termination Event be returned to the Investor without any deduction for or on account of any tax, withholding, charges, or set-off.

9. Trust Account Waiver. The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in the SPAC’s prospectus relating to its initial public offering dated June 7, 2024, as subsequently amended (the “Prospectus”) available at www.sec.gov, substantially all of SPAC’s assets consist of the cash proceeds of SPAC’s initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of SPAC, its public shareholders and the underwriters of SPAC’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of SPAC entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor, on behalf of itself and its representatives hereby irrevocably waives any and all right, title and interest, or any claim of any kind it has or may have in the future, in or to any monies held in the Trust Account (or distributions therefrom to SPAC’s public shareholders or to the underwriter of SPAC’s initial public offering in respect of its deferred underwriting commissions held in the Trust Account), and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 9 shall be deemed to limit the Investor’s right, title, interest or claim to any monies held in the Trust Account by virtue of its record or beneficial ownership of publicly traded Class A Shares acquired in an open market transaction, pursuant to a validly exercised redemption right with respect to any such Class A Shares, in accordance with SPAC’s Amended and Restated Memorandum and Articles of Association, except to the extent that the Investor has otherwise agreed in writing with SPAC to not exercise such redemption right.

10.  Miscellaneous.

a. Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that (i) this Subscription Agreement and any of the Investor’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager without the prior consent of SPAC and Pubco and (ii) the Investor’s rights under Section 7 of this Subscription Agreement may be assigned to an assignee or transferee of the Shares (other than in connection with a sale of the Shares); provided further that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no assignment pursuant to clause (i) of this Section 10(a) shall relieve the Investor of its obligations hereunder unless otherwise agreed to in writing by the SPAC and Pubco.

b. SPAC and Pubco may request from the Investor such additional information as SPAC or Pubco may deem necessary to register the resale of the Shares and evaluate the eligibility of the Investor to acquire the Shares, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available and to the extent permitted under its internal policies and procedures; provided that SPAC and Pubco agrees to keep confidential any such information provided by the undersigned and identified as confidential, except (i) as necessary to include in any registration statement Pubco is required to file hereunder, (ii) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities or (iii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s or Pubco’s securities are listed for trading. The Investor acknowledges and agrees that if it does not provide such requested information, Pubco may not be able to register the Investor’s Shares for resale pursuant to Section 7 hereof. The Investor acknowledges that SPAC and Pubco may file a copy of this Subscription Agreement (or a form of this Subscription Agreement) with the SEC as an exhibit to a periodic report or a registration statement of SPAC or Pubco, as applicable.

c. The Investor acknowledges that SPAC, Pubco, the Target, the PIPE Placement Agent, and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement, including Schedule A hereto. Prior to the Closing, the Investor agrees to promptly notify SPAC, Pubco, the Target and the PIPE Placement Agent in writing (including, for the avoidance of doubt, by email) if any of the acknowledgments, understandings, agreements, representations and warranties made by the Investor as set forth in Section 6 of this Subscription Agreement are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Investor shall notify SPAC, Pubco and the PIPE Placement Agent if they are no longer accurate in any respect); provided, however, that the foregoing clause of this Section 10(c) shall not give Target any rights other than those expressly set forth herein. The Investor acknowledges and agrees that each purchase by the Investor of Shares from Pubco pursuant to this Agreement will constitute a reaffirmation of Investor’s acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) as of the time of such purchase.

d. SPAC, Pubco the Target and the PIPE Placement Agent are each entitled to rely upon this Subscription Agreement, and the PIPE Placement Agent is entitled to rely upon the representations and warranties of SPAC, Pubco and the Investor contained herein, and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 10(d) shall not give the Target or the PIPE Placement Agent any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Target be entitled to rely on any of the representations and warranties of SPAC or Pubco set forth in this Subscription Agreement.

e. This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 8 of this Subscription Agreement) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no amendment, modification, waiver or termination by SPAC or Pubco of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Target (other than modifications, amendments or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

f. This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties hereto, with respect to the subject matter hereof. Except as set forth in Section 8, Section 10(c), Section 10(d), Section 10(e), this Section 10(f) and Section 11 with respect to the persons specifically referenced therein, and Section 6 with respect to the PIPE Placement Agent, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions. Notwithstanding the foregoing, each of the parties agrees that Target is a third-party beneficiary of this Agreement. The Investor acknowledges and agrees that each representation, warranty, covenant and agreement of the Investor hereunder is being made also for the benefit of Target, and Target may directly enforce (including by action for specific performance, injunctive relief or other equitable relief) each of the covenants and agreements of the Investor under this Subscription Agreement, without the consent of any of the parties hereto.

g. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

h. If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Subscription Agreement and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

i. This Subscription Agreement may be executed and delivered in one (1) or more counterparts (including by electronic means, such as facsimile, in .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

j. Each party shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

k. At any time, the SPAC or Pubco may (a) extend the time for the performance of any obligation or other act of the Investor, (b) waive any inaccuracy in the representations and warranties of the Investor contained herein or in any document delivered by the Investor pursuant hereto and (c) waive compliance with any agreement of the Investor or any condition to its own obligations contained herein. At any time, the Investor may (a) extend the time for the performance of any obligation or other act of the SPAC or Pubco, (b) waive any inaccuracy in the representations and warranties of SPAC or Pubco contained herein or in any document delivered by the SPAC or Pubco pursuant hereto and (c) waive compliance with any agreement of the SPAC or Pubco or any condition to its own obligations contained herein. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

l. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Target shall be entitled to specifically enforce the Investor’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement of which the Target is an express third party beneficiary, in each case, on the terms and subject to the conditions set forth herein.

m. If any change in the number, type or classes of authorized shares of Pubco (including the Shares), other than as contemplated by the Business Combination Agreement, or any agreement contemplated by the Business Combination, shall occur between the date of this Subscription Agreement and immediately prior to the Closing by reason of reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend, the number of Shares issued to the Investor and Per Share Purchase Price shall be appropriately adjusted to reflect such change.

n. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

o. Each party hereto hereby, and any person asserting rights as a third party beneficiary may do so only if he, she or it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 10(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third party beneficiary may do so only if he, she or it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party’s property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 10(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY MAY DO SO ONLY IF HE, SHE OR IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

p. Any notice or communication required or permitted hereunder to be given to the Investor shall be in writing and either delivered personally, emailed, sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) business days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to the Investor, to such address or addresses set forth on the signature page hereto;

(ii) if to SPAC or Pubco, to:

SPAC:

EQV Ventures Acquisition Corp.

1090 Center Drive

Park City, Utah 84098

Attn: Tyson Taylor, President and Chief Financial Officer

Email: tyson.taylor@eqvgroup.com

Pubco:

Prometheus PubCo Inc.

c/o EQV Ventures Acquisition Corp.

1090 Center Drive

Park City, Utah 84098

Attn: Tyson Taylor, President and Chief Financial Officer

Email: tyson.taylor@eqvgroup.com

in each case, with a required copy to (which copy shall not constitute notice):

Kirkland & Ellis LLP

609 Main Street, Suite 4700

Houston, Texas 77002

Attn: Julian Seiguer, P.C.

  Billy Vranish

Email: julian.seiguer@kirkland.com

    billy.vranish@kirkland.com

and

Presidio Investment Holdings LLC

500 W 7th Street, Suite 1500

Fort Worth, Texas 76102

Attn: Brett Barnes

Email: Brett@bypresidio.com

and

Sidley Austin LLP

2021 McKinney Avenue, Suite 2000

Dallas, Texas 75201

Attention: Jeremy Pettit

Email: jpettit@sidley.com

and

Sidley Austin LLP

1999 Avenue of the Stars, 17th Floor

Los Angeles, CA 90067
Attention: Joshua DuClos

Email: jduclos@sidley.com

q. If Investor is a Massachusetts Business Trust, a copy of the Declaration of Trust of Investor or any affiliate thereof is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that the Subscription Agreement is executed on behalf of the trustees of Investor or any affiliate thereof as trustees and not individually and that the obligations of the Subscription Agreement are not binding on any of the trustees or stockholders of Investor or any affiliate thereof individually but are binding only upon Investor or any affiliate thereof and its assets and property.

r. Neither SPAC nor Pubco shall enter into any amendment, waiver or modification of the Business Combination Agreement that would reasonably be expected to give rise to material economic benefits to the Other Investors unless the Investor has been offered the same benefits without the Investor’s prior written consent. [To the knowledge of the SPAC and Pubco, after due inquiry, the Amendment Agreement will be duly authorized, executed and delivered by Presidio Finance LLC on or prior to the Closing.]

11.  Non-Reliance and Exculpation. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the PIPE Placement Agent, any of its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the statements, representations and warranties of SPAC and Pubco expressly contained in Section 5 of this Subscription Agreement, as applicable, in making its investment or decision to invest in Pubco. The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreement (including such Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) the PIPE Placement Agent, its affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, or (iii) (x) any other party to the Business Combination Agreement or (y) any Non-Party Affiliate (as defined below) (for the avoidance of doubt, in each case of (x) and (y), excluding SPAC and Pubco), shall have any liability to the Investor, or to any Other Investor, pursuant to, arising out of or relating to this Subscription Agreement or any other subscription agreement related to the private placement of the Shares, the negotiation hereof or thereof or its subject matter, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares. For purposes of this Subscription Agreement, “Non-Party Affiliates” means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, Pubco, the Target, the PIPE Placement Agent or any of SPAC’s, Pubco’s the Target’s or the PIPE Placement Agent’s controlled affiliates or any family member of the foregoing.

12.  Disclosure. SPAC shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date hereof, issue one or more press releases (a “Disclosure Document”) disclosing material terms of the transactions contemplated hereby and by the Other Subscription Agreements and Business Combination Agreement and the Transaction. Upon the issuance of the Disclosure Document, to the actual knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC, the PIPE Placement Agent or any of its affiliates, relating to the transactions contemplated by this Subscription Agreement, SPAC or Target. Notwithstanding anything in this Subscription Agreement to the contrary, SPAC shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of its affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities law or pursuant to other routine proceedings of regulatory authorities, (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the regulations of any national securities exchange on which SPAC’s securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 12.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor: [●]	State/Country of Formation or Domicile: [●]

By: _____________________________________
Name: ___________________________________
Title: ___________________________________

Name in which Shares are to be registered (if different):	Date: [●], 2025

Investor’s EIN: [●]

Business Address-Street: [●]	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn: ____________________________________	Attn: ____________________________________

Telephone No.: [●]	Telephone No.:
Facsimile No.: [●]	Facsimile No.:

Email: [●]

Number of Shares subscribed for: [●]

Aggregate Subscription Amount: $[●]	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by Pubco in the Closing Notice. To the extent the offering is oversubscribed the number of Shares received and the Subscription Amount may be less than the maximum number of Shares subscribed for.

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, SPAC has accepted this Subscription Agreement as of the date set forth below.

EQV Ventures Acquisition Corp.

By:
	Name:	Tyson Taylor
	Title:	President and Chief Financial Officer
Date: [●], 2025

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Pubco has accepted this Subscription Agreement as of the date set forth below.

PROMETHEUS PUBCO INC.

By:
	Name:	[●]
	Title:	[●]
Date: [●], 2025

[Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

This Schedule must be completed by the Investor and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. The Investor must check the applicable box in either Section A or Section B below.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please	check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

** OR **

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS

(Please	check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box below indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐ Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐ Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐ Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person; or

☐ Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor

and constitutes a part of the Subscription Agreement.

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